UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022 (the “Start Date”), Vaxart, Inc. (the “Company”) appointed Phillip E. Lee as the Company’s Chief Financial Officer and as the Company’s Principal Accounting Officer and Principal Financial Officer. As of December 15, 2022, Fuad Ahmad ceased to serve as the Company’s Interim Chief Financial Officer, Principal Accounting Officer, and Principal Financial Officer.

Prior to joining the Company, Mr. Lee was an executive at Clover Biopharmaceuticals, Ltd., a global biotechnology company developing novel vaccines and biologic therapeutics, and served as Chief Financial Officer from January 2021 to July 2022, Chief Operating Officer from February 2022 to July 2022, and Chief Business Officer from January 2021 to February 2022. From April 2018 to January 2021, he served at 4D Molecular Therapeutics, Inc., a clinical-stage biotherapeutics company harnessing the power of directed evolution for targeted genetic medicines, as Senior Director, Finance and was subsequently promoted to Vice President, Finance in January 2019. From December 2015 to March 2018, he served at Cytokinetics, Inc., a biopharmaceutical company focused on discovering, developing and commercializing muscle activators and muscle inhibitors, as Director, Corporate Finance and Business Analysis and was subsequently promoted to Senior Director, Corporate Finance and FP&A in November 2017. He began his career as an investment banker and served at Centerview Partners LLC from June 2009 to July 2015 in positions of increasing responsibility with his last position being Principal. Mr. Lee received a B.S. in Business Administration and a B.S. in Electrical Engineering and Computer Sciences from the University of California, Berkeley.

In connection with his appointment, Mr. Lee will receive a base salary of $420,000 per year, and will participate in the Company’s Severance Benefit Plan (the “Severance Plan”). His “Non-CiC Severance Period”, as defined in the Severance Plan, will be six months and his “CiC Severance Period”, as defined in the Severance Plan, will be 12 months. Mr. Lee will be eligible to participate in the Company’s annual bonus program. His “target” bonus opportunity will be up to 40% of his annual base salary, which will be pro-rated for the 2022 fiscal year. Any payment under the annual bonus program will be based on the extent to which certain performance objectives established by the Company’s board of directors (the “Board”) have been achieved for that year, in the sole discretion of the Board.

As of December 16, 2022 (the “Grant Date”), the Company granted Mr. Lee an option to purchase 412,500 shares of the Company’s common stock under the Company’s 2019 Equity Incentive Plan (the “Equity Plan”) at a strike price equal to the closing price of the Company’s common stock on the Grant Date (the “Time-Based Option”). The Time-Based Option will vest as follows: 25% on the first anniversary of the Start Date and thereafter in 36 equal monthly installments.

Effective of the Grant Date, the Company granted a restricted stock unit award to Mr. Lee covering 68,750 shares of the Company’s common stock (the “RSU Award”), which vests as to 25% of the shares underlying the RSU Award on each anniversary of the Start Date, so that the restricted stock units would be fully vested on the fourth anniversary of the Start Date.

Mr. Lee also entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-35285), filed with the U.S. Securities and Exchange Commission on February 20, 2018.

There is no arrangement or understanding between Mr. Lee and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Lee and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Lee has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 19, 2022, the Company issued a press release announcing the appointment of Mr. Lee as the Company’s Chief Financial Officer, Principal Accounting Officer, and Principal Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: December 19, 2022
	By:	/s/ Andrei Floroiu
Andrei Floroiu
Chief Executive Officer